SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to that certain Amended and Restated Stockholders Agreement, dated as of January 23, 2006 by and among Aduromed Corporation, the Registrant, and the Preferred and Common stockholders named on the signature pages thereto (the “Stockholders Agreement”) (filed as Exhibit 99.5 to Registrant’s Form 8-K/A, filed January 31, 2006). Pursuant to the Stockholders Agreement, Pequot Capital Management, Inc. (“Pequot”), as representative to certain of the Preferred stockholders, designated Mr. Paul Farrell to be elected as a director of the Registrant and Mr. Farrell was elected and has served as a director of the Registrant since January 23, 2006. In light of his resignation as a Managing Director of Pequot, Mr. Farrell notified the Registrant that he was resigning as a director of the Registrant effective May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By:	/s/ Damien R. Tanaka
Damien R. Tanaka
Chairman, President and CEO

Dated: May 23, 2008